UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2012

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-55585726 (Registrant’s telephone number, including area code)

CHINA VOIP & DIGITAL TELECOM INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events

The Company was unable to repay loans (the “Loans”) from a single lender when due on August 31, 2012 in the aggregate amount of RMB 17,000,000 (approximately $2,615,300) plus accrued interest of approximately RMB 1,500,000 (approximately $230,769). The lender, Shandong Zhengjin Investment and Management Co.,Ltd (the “Lender”), an unaffiliated third party, notified the Company of its default on September 19th, 2012 and demanded payment within three days, and threatened legal action in the event the Company did not repay the Loans. The Company has not made any payment with respect to its remaining obligations under the Loans and does not have sufficient funds to satisfy its obligations. As a result of the recent slowdown in economic activity in China, the Company has had more difficulty collecting receivables on a timely basis and generating revenue, which have adversely affected the Company’s cash flow. The Company is in discussions with the Lender and is seeking other financing, but to date has been unable to modify the Loans or secure additional financing and there can be no assurance that any financing will be available or available on terms acceptable to the Company. To date, the Lender has not commenced legal action against the Company.

The Loans are secured by all of the capital stock of Beijing PowerUnique Technologies Co., Ltd. (“BPUT”), a company incorporated under the laws of the PRC that is directly and indirectly wholly-owned by the Company. Shandong Honest Management Consulting Co., Ltd., (“Honest”), a wholly-owned subsidiary of the Company, owns 9.09% of BPUT and 99% of Jinan Yinquan Technology Co. Ltd. (“Jinan Yinquan”). Jinan Yinquan, in turn, owns 99.01% of BPUT.

BPUT and Jinquan are the two operating subsidiaries of the Company. The Company’s virtualization business is primarily conducted through BPUT outside of the Shandong area, while Jinan Yinquan primarily focuses on the Shangdong area.

The inability of the Company to satisfy its obligations under the Loans or to restructure the Loans on terms acceptable to the Company, of which there can be no assurance, may materially and adversely affect the Company’s operations. In the event that the stock of BPUT became the property of the creditor or another party, the Company’s business would be substantially and adversely affected as BPUT accounts for a majority of the Company’s revenues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC

By:	/s/ Kunwu Li
President and Chief Executive Officer

Date: October 10, 2012